SEI#759057v3 AMENDMENT NUMBER FIFTY-SEVEN TO SUB-ADMINISTRATION AGREEMENT THIS AMENDMENT NUMBER FIFTY-SEVEN TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the ___th day of May, 2023 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”). WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open- end management investment company registered under the Investment Company Act of 1940, as amended; WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein. NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Schedule III (Fees). Schedule III (Fees) of the Agreement is hereby deleted and replaced in its entirety as set forth in the Schedule III (Fees) attached as Attachment 1 hereto. 2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. 3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties. 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control. IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written. SEI INVESTMENTS GLOBAL FUNDS SERVICES By: ____________________________________ Name: Title: GLOBAL X MANAGEMENT COMPANY LLC By: ___________________________________ Name: Susan Lively Title: General Counsel /s/ Susan Lively/s/ John Alshefski John Alshefski SVP

SEI 2 #759057v3 ATTACHMENT 1 SCHEDULE III Fees [Fees redacted] Out of Pocket Expenses: All reasonable out of pocket expenses (i.e., blue sky fees, fulfilment charges, pricing service fees, postage, registration fees, facsimile and telephone charges) incurred by the Sub-Administrator on behalf of the Trust will be billed to GXMC quarterly in arrears. Change of Terms: This schedule is based upon regulatory requirements and the Trust’s requirements as set forth in its Trust Materials as of the Effective Date, as well as existing business partners, including without limitation, Brown Brothers Harriman & Co. or Bank of New York, as applicable, as the Trust’s custodian and transfer agent. Any material change to any of the foregoing, including but not limited to, a material change in the Trust’s custodian and transfer agent, assets or the investment objective of a Fund will constitute a material change to this Agreement. If such a change occurs, the Sub-Administrator agrees to review the change with representatives of the Trust and GXMC and provide information concerning the feasibility of implementing any additional, different or enhanced services and associated costs resulting from such change. The parties shall then in good faith agree to mutually agreeable terms applicable to such additional, different or enhanced service. Additionally, Sub-Administrator agrees to negotiate in good faith with respect to the fees payable in connection with specific Fund opportunities which may include Funds with multi-billion dollar initial asset funding and reduced fee rates payable to GXMC.